Exhibit 8.1

Subsidiaries	Date of Incorporation/Acquisition	Place of Incorporation	Percentage of Ownership

JinkoSolar Investment Limited	November 10, 2006	Hong Kong	100%

Jinko Solar Co., Ltd.	December 13, 2006	PRC	54.2%

Zhejiang Jinko Solar Co., Ltd.	June 30, 2009	PRC	41.0%

Jinko Solar Import and Export Co., Ltd.	December 24, 2009	PRC	54.2%

JinkoSolar GmbH	April 1, 2010	Germany	54.2%

Zhejiang Jinko Trading Co., Ltd.	June 13, 2010	PRC	41.0%

Yuhuan Jinko Solar Co., Ltd.	July 29, 2016	PRC	54.2%

JinkoSolar (U.S.) Inc.	August 19, 2010	United States	54.2%

Jiangxi Photovoltaic Materials Co., Ltd.	December 10, 2010	PRC	54.2%

JinkoSolar (Switzerland) AG	May 3, 2011	Switzerland	54.2%

JinkoSolar (US) Holding Inc.	June 7, 2011	United States	54.2%

JinkoSolar Italy S.R.L.	July 8, 2011	Italy	54.2%

Jinko Solar Canada Co., Ltd.	November 18, 2011	Canada	54.2%

Jinko Solar Australia Holdings Co. Pty Ltd.	December 7, 2011	Australia	54.2%

Jinko Solar Japan K.K.	May 21, 2012	Japan	54.2%

Jinko Solar (Shanghai) Management Co., Ltd.	July 25, 2012	PRC	54.2%

Jinko Solar Technology Sdn.Bhd.	January 21, 2015	Malaysia	54.2%

JinkoSolar International Development Limited	August 28, 2015	Hong Kong	100%

JinkoSolar Middle East DMCC	November 6, 2016	Emirates	54.2%

JinkoSolar Trading Private Limited	February 6, 2017	India	54.2%

JinkoSolar LATAM Holding Limited	August 22, 2017	Hong Kong	100%

JinkoSolar (U.S.) Industries Inc.	November 16, 2017	United States	54.2%

JinkoSolar (Haining) Co. Ltd.	December 15, 2017	PRC	42.5%

Jinko Solar Korea Co., Ltd.	December 3, 2018	South Korea	54.2%

JinkoSolar (Sichuan) Co., Ltd.	February 18, 2019	PRC	35.5%

JinkoSolar (Qinghai) Co., Ltd.	April 3, 2019	PRC	54.2%

Rui Xu Co., Ltd.	July 24, 2019	PRC	54.2%

JinkoSolar (Yiwu) Co., Ltd	September 19, 2019	PRC	54.2%

Omega Solar Sdn. Bhd	September 23, 2019	Malaysia	54.2%

JinkoSolar (Vietnam) Co., Ltd.	September 26, 2019	Vietnam	54.2%

JinkoSolar (Chuzhou) Co., Ltd.	December 26, 2019	PRC	54.2%

JinkoSolar (Shangrao) Co., Ltd.	April 17, 2020	PRC	47.9%

Jinko Solar Denmark ApS	May 28, 2020	Denmark	54.2%

JinkoSolar Hong Kong Limited	August 17, 2020	Hong Kong	54.2%

Jinko Solar (Malaysia) SDN BHD.	August 28, 2020	Malaysia	54.2%

JinkoSolar (Chuxiong) Co., Ltd.	September 25, 2020	PRC	54.2%

Shanghai Jinko Green Energy Enterprise Management Co., Ltd.	December 7, 2020	PRC	54.2%

Jinko Solar (Vietnam) Industries Company Limited	March 29, 2021	Vietnam	54.2%

Jinko Solar (Leshan) Co., Ltd.	April 25, 2021	PRC	54.2%

Jinko Solar (Anhui) Co., Ltd.	September 3, 2021	PRC	54.2%

Jinko Solar (Yushan) Co., Ltd.	September 26, 2021	PRC	43.3%

Fengcheng Jinko PV Materials Co., Ltd	August 11, 2021	PRC	54.2%

JinkoSolar (Feidong) Co., Ltd. (“Jinko Feidong”)	September 23, 2021	PRC	29.8%

JinkoSolar (Jinchang) Co., Ltd. (“Jinko Jinchang”)	September 24, 2021	PRC	54.2%

JinkoSolar (Poyang) Co., Ltd. (“Jinko Poyang”)	December 1, 2021	PRC	54.2%

Shangrao Changxin Enterprise Management Center LP. ( “Shangrao Changxin”)	December 16, 2021	PRC	100%

Shangrao Changxin No. 1 Enterprise Management Center LP.	February 17, 2022	PRC	100%

Shangrao Changxin No. 2 Enterprise Management Center LP.	February 17, 2022	PRC	100%

Shangrao Changxin No. 3 Enterprise Management Center LP.	June 15, 2022	PRC	100%

Shangrao Changxin No. 5 Enterprise Management Center LP.	June 15, 2022	PRC	100%

Shangrao Changxin No. 6 Enterprise Management Center LP.	October 25, 2022	PRC	100%

Jiaxing Jinyue Phase I Venture Capital Partnership (“Jiaxing Jinyue”)	April 26, 2022	PRC	78.2%

Shangrao Jinko PV Manufacturing Co., Ltd	March 28, 2022	PRC	54.2%

Shangrao Guangxin Jinko PV Manufacturing Co., Ltd	March 23, 2022	PRC	54.2%

Jinko Energy Storage Technology Co., Ltd	December 6, 2022	PRC	54.2%

Jiangxi Jinko Energy Storage Co., Ltd	May 26, 2022	PRC	54.2%

MYTIKAS INVESTMENT LIMITED	June 1, 2023	Hong Kong	100%

Shangrao Xinyuan YueDong Technology Development Co., Ltd	December 1, 2023	PRC	54.2%

Jiaxing Jinzhen Venture Capital Partnership LP	October 23, 2023	PRC	100%

Haining JinkoSolar Smart Manufacturing Co., Ltd	August 10, 2023	PRC	54.2%

ZheJiang Jinko Energy Storage Co., Ltd	April 11, 2023	PRC	27.6%

Shangrao Carbon and Industrial Equity Investment Fund Center LP	November 15, 2023	PRC	25.2%

Yantai Jinyi Investment Management Partnership LP	July 31, 2023	PRC	21.6%

Shanxi JinkoSolar II Smart Manufacturing Co., Ltd	June 6, 2024	PRC	54.2%

Shanxi JinkoSolar Smart Manufacturing Co., Ltd	June 6, 2024	PRC	54.2%

Shanxi JinkoSolar III Smart Manufacturing Co.	July 3, 2023	PRC	54.2%

Zhejiang Jinko Battery Cell Co., Ltd.	August 5, 2025	PRC	27.6%